Exhibit 4.55

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of February 27, 2019, by and between Ehave, Inc. (the “Company”), and Bezaelel Partners, LLC (the “Grantee”), a shareholder of the Company.

WITNESSETH:

WHEREAS, the Grantee owns 3,798,781common shares (“Old Shares”) issued on July 2, 2018, which the Grantee was unable to deposit with Alpine Securities Corporation due to lack of supporting documentation.

WHEREAS, the Company is entering into agreements with holders of the Company’s notes and warrants, pursuant to which certain outstanding notes and warrants shall be converted into common shares of the Company (the “Recapitalization”);

WHEREAS, the Grantee has introduced the Company to potential partners for one or more strategic transactions, including mergers or acquisitions (the “Services”).

WHEREAS, upon completion of the Recapitalization, the Company desires to issue 47,564,189 common shares of the Company (the “Shares”) (i) for the Grantee’s Services and (ii) in exchange for the Old Shares, upon and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements of the parties herein contained, the Company and the Grantee hereby agree as follows:

1.          Recitals. The foregoing recitals are hereby incorporated herein by reference and acknowledged as true and correct by the parties hereto.

2.          Issuance of Shares.

2.1           The Company hereby agrees to issue to the Grantee, the Shares, upon completion of the Recapitalization and deliver to Grantee a certificate representing the Shares in the name of the Grantee (the “Certificate”).

2.2           The Grantee hereby acknowledges that the Shares are being issued to the Grantee (i) for the Grantee’s Services and (ii) in exchange for the Old Shares. The Grantee shall surrender its certificate for the Old Shares, duly endorsed (or a notice to the effect that the original share certificate has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with the share certificate), at the office of the Company. The Company shall, as soon as practicable thereafter, issue and deliver to the Grantee a Certificate representing the Shares pursuant to this Agreement (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company).

3.          Representations and Warranties of the Company. The Company hereby represents and warrants to the Grantee as follows:

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3.1           Authorization. The Company has all requisite power, legal capacity and authority to enter into this Agreement and to assume and perform its obligations hereunder. This Agreement, when duly executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.

3.2           Approvals and Consents. No action, approval, consent or authorization, including but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is necessary or required as to the Company in order to constitute this Agreement as a valid, binding and enforceable obligation of the Company in accordance with its terms.

4.          Representations and Warranties of the Grantee. The Grantee hereby represents and warrants to the Company as follows:

4.1           Authorization. The Grantee has all requisite power, legal capacity and authority to enter into this Agreement and to assume and perform its obligations hereunder. This Agreement, when duly executed and delivered by such Grantee, will constitute a legal, valid and binding obligation of such Grantee, enforceable against the Grantee in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.

4.2           Approvals and Consents. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is necessary or required as to the Grantee in order to constitute this Agreement as a valid, binding and enforceable obligation of the Grantee in accordance with its terms.

4.3           Accredited Investor. The Grantee is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and such Grantee is able to bear the economic risk of an investment in the Shares.

4.4           Restricted Stock/Control Securities. The Shares are being acquired for the Grantee’s own account, for investment and not with a view to the distribution thereof. The Grantee understands that such Shares have not been registered under the Securities Act and may not be resold unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration under the Securities Act.

4.5           No General Solicitation. The Grantee is not receiving the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

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4.6           Legend. The Grantee understands and agrees that the Certificates shall bear substantially the following legend until (a) such Shares shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective or (b) in the opinion of counsel for the Company, such Shares may be sold without registration under the Securities Act, as well as any applicable “blue sky” or state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.          General Provisions.

5.1           Entire Agreement; Amendment and Waiver. Except as set forth herein, no representations or warranties have been made to the Grantee by the Company, and in receiving the Shares, the Grantee is not relying upon any representations other then those specifically contained herein. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties hereto with respect to such subject matter and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder. Any amendments hereto or modifications hereof must be made in writing and executed by each of the parties hereto. Any failure by the Company or the Grantee to enforce any rights hereunder shall not be deemed a waiver of such rights.

5.2           Consideration for the Shares. The Grantee and the Company hereby acknowledge, as evidenced by their signatures hereto, that (a) the consideration for the Shares is fair, equitable and valid; and (b) the Company’s common shares are subject to market forces which will result in variances in the value thereof, which variances may be significant.

5.3           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflict of laws principles.

5.4           Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and the Grantee and their respective heirs, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party hereto. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

5.5           Survival of Representations and Warranties. All representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement.

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5.6           Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument and shall bind all parties signing such counterpart.

5.7           Additional Documents. The Company and the Grantee agree to execute any additional documents reasonably required to affect the issuance of the Shares to the Grantee.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

EHAVE, INC.:

By:	/s/ Prateek Dwivedi
Name: Prateek Dwivedi
Title: CEO

Bezalel Partners LLC:

By:	/s/ David Stefanksy
Name: David Stefanksy
Title: